LEASE

         THIS LEASE made as of this 15th day of July, 1997, by and between Wally Haag, dba Durand Properties, ("Landlord"), and Mercury Waste Solutions, Inc., a Minnesota corporation ("Tenant").

                                    RECITALS

         A. Landlord and Tenant are parties to a Lease (the "Old Lease") dated January 25, 1995, (Tenant being an assignee of the lessee's leasehold interest in such lease), for certain premises consisting of land and building with an address of 21211-B Durand Avenue (referred to herein as "Building B"). Building B currently consists of 8,000 square feet of interior floor area.

         B. Landlord owns additional land and improvements thereon (referred to herein as the "Building A"). Building A has an address of 21211-A Durand Avenue, and currently consists of 7,350 square feet of interior floor area.

         C. Landlord and Tenant desire to enter into this Lease to provide for the improvement of both Building B and Building A.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises, consisting of:

         (a)      Building B and

         (b)      Building A.

Upon the effective date of this Lease, this Lease shall supersede in its entirety the Old Lease, and all obligations which would have otherwise arisen under the Old Lease are hereby released.

         In addition, the Leased Premises shall include a non-exclusive easement over the easterly and westerly driveway (the "Easement Area") of the property immediately to the east of Building A (i.e. the driveway to the east of Building
A), which is owned by Landlord, for purposes of ingress, egress and loading and unloading by Tenant and its invitees.

         In addition, Tenant shall have certain rights with respect to the leasing and purchasing of certain premises consisting of land and building located behind Building A, referred to herein as Building C.

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         The land which comprises Building B, Building A, and Building C and the
Easement Area is but one legal parcel as of the date of this lease, and this parcel is legally described on Exhibit A attached hereto. Attached as Exhibit B is a site drawing showing the areas designated as Building B, Building A, the Easement area, and Building C.

         2. LANDLORD'S WORK. Landlord shall perform the following work at its sole cost and expense ("Landlord's Work") more fully detailed on Exhibit C attached hereto:

                  (a) Landlord has delivered possession of Building A to Tenant, free and clear of all other tenancies and ready for occupancy, and has completed a substantial portion of Landlord's Work with respect thereto. Landlord will as soon as reasonably possible hereafter complete the remaining agreed-upon items of construction in Building A.

                  (b) Landlord shall promptly commence and thereafter diligently complete the 10,000 square foot addition to Building B, and deliver possession thereof to Tenant not later than November 1, 1997. Upon completion of the addition ("Building B Completion Date"), Landlord will deliver possession of the Building B addition to Tenant, free and clear of all other tenancies and ready for occupancy.

                  (c) Landlord will as soon as reasonably possible change the roofline of Building A to give the conform to Building B's roofline..

All of Landlord's Work shall be performed in accordance with all applicable laws, ordinances, codes and regulations.

         3. EFFECTIVE DATE AND TERM. This Lease is for a term of ten (10) years, commencing on the date hereof, and terminating on May 31, 2007. This ten (10) year term is referred to herein as the "Original Term." In addition, Tenant shall have four (4) options to extend the Lease for additional periods of five
(5) years each ("Extended Terms"). Tenant shall notify Landlord of its intent to exercise any of said options at least six (6) months prior to the termination of the Original Term, in the case of the First Option Term, or at least six (6) months prior to the termination of the current Option Term, in the case of any subsequent Option Term, or said option will be null and void; provided, however, that Tenant's six (6) month notice period shall not be deemed to have commenced until Landlord shall have given Tenant, no earlier than seven (7) months prior to the end of the current Term, notice of Tenant's option rights under this
Section 3 (the purpose of this provision being to avoid an unintentional forfeiture of Tenant's option rights). Any Extended Term shall be on the same terms and conditions set forth in this Lease, but the Rent shall be as provided in Section 5 hereof.

         4. RENT -- ORIGINAL TERM. Tenant shall pay to Landlord Rent for the Original Term of this Lease as follows:

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                  (a) On July 15, 1997, $12,000, and commencing on August 15,
         1997, $6,000.00 per month, payable on the 15th day of each month.

                  (b) Commencing on the Building B Completion Date, $9,275.00 per month.

                  (c) If the Building B Completion Date occurs on other than the first day of a calendar month, Rent for that month shall be pro rated as to each rental rate to the number of days in such month during which said rental rate is in effect.

                  (d) Commencing on the first day of the 61st calendar month of the Term, Rent shall be adjusted to Market Rent, determined in the same manner as provided in Section 5 hereof. Landlord shall give Tenant notice of its determination of Market Rent not later than thirty (30) days before the first day of the 61st calendar month of the Term.

         5. RENT -- EXTENDED TERMS. For each Extended Term, Tenant shall pay to Landlord Rent equal to "Market Rent" determined pursuant to this Section 5:

                  (a) "Market Rent" means the monthly rent which a landlord would receive by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, assuming a lease term equal to the term in question, and assuming a lease containing the same terms and provisions as those contained in this Lease.

                  (b) Landlord shall initially determine the Market Rent and shall thereupon give Tenant notice of such determination and of the amount of Rent for the Extended Term. Such notice shall be given not later than thirty (30) days after Tenant has exercised its option. If no notice is given within such thirty (30) day period, then the Rent for that Extended Term shall be the same as the Rent for the immediately preceding Term.

                  (c) If Tenant does not agree with Landlord's determination of Market Rent, Tenant shall give notice to Landlord of such disagreement within twenty (20) days after Landlord gives notice to Tenant under Subsection 5(b). If Tenant fails to give such notice of disagreement for any reason, then Tenant shall be bound by Landlord's determination of Market Rent.

                  (d) If Tenant gives Landlord notice of disagreement within the time permitted, each party will choose a person with at least five (5) years experience as a commercial/industrial real estate appraiser in the Burlington-Franklin-Sturdevant-Bristol, Wisconsin, area who shall be a member in good standing of the American Institute of Real Estate Appraisers (or successor organization or if no such organization exists, then persons of similar professional qualification), with the designation M.A.I., and give notice of the name and address of such person to the other within thirty (30) days of the notice of disagreement from Tenant. If only one party appoints an appraiser, then the lone appraiser shall within twenty (20) days render his or her opinion as to the Market Rent. If each party appoints an appraiser, they shall meet and attempt to agree upon the Market Rent within twenty (20) days. If the two appraisers cannot reach agreement as to Market Rent, then those two persons shall within the twenty (20) day period select a third person who is experienced in the determination of commercial/industrial rental rates for similar space in the Burlington-Franklin-Sturdevant-Bristol, Wisconsin area and the three appraisers shall make a determination of Market Rent as expeditiously as possible thereafter and in any event within thirty (30) days after the selection of the third appraiser. The determination of the appraisers shall be made as follows:

                    (i) Each appraiser will independently determine the Market Rent and then all will meet and simultaneously disclose to the others their respective determinations.

                   (ii) If neither the highest nor the lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Market Rent shall be the average of all three determinations.

                  (iii) If subparagraph (ii) does not apply, then the Market Rent shall be the average of the two determinations closest by dollar amount.

                   (iv) The appraisers shall promptly notify Landlord and Tenant of each of their separate determinations and the resulting Market Rent. The determination of Market Rent pursuant to this procedure shall be final, binding and conclusive upon Landlord and Tenant.

         (d) Each party will pay any and all fees and expenses incurred in connection with such party's appraiser and the fees and expenses for the third appraiser will be borne equally by the parties.

         6. PAYMENT OF RENT. The monthly installments of Rent shall be paid in advance on or before the first day of each calendar month during the Term. Any payment more than five (5) days late shall bear interest at the rate of twelve percent (12%) per annum.

         7. SPECIAL ASSESSMENTS. Landlord shall be responsible for and pay all special assessments levied against or attributable to the Leased Premises. Special assessments shall include any assessment made by governmental or municipal entity for improvements to the Leased Premises, including sewer, water, roads, curbs, gutters and sidewalks. Tenant shall pay any and all personal property taxes as may be levied upon Tenant's personal property and equipment, and any fixtures installed by Tenant at the Leased Premises.

         8. REAL PROPERTY TAXES. Landlord shall cause the appropriate taxing authority to separately assess Building B and Building A, and Tenant shall pay all real estate taxes for the Leased Premises as so assessed.

         9. UTILITIES. The Leased Premises are not presently served by a municipal sewer or water. The Leased Premises receives its water from a well maintained by the Landlord. The sewage and waste water from the Leased Premises are directed to holding tanks. Landlord, shall at its own cost, maintain the well and the holding tanks and Tenant shall have no responsibility to pay any costs associated with the supply of fresh water to the Leased Premises from the well. Tenant shall be responsible for the emptying of the holding tanks.

         It is understood that at some time during the Term of this Lease, the Leased Premises may be connected to a municipal sewer and water utility. As provided in Section 7 of this Lease, Tenant shall not be responsible to pay for any special assessments or hook-up charges levied against or attributable to the Leased Premises for municipal and sewer water systems. Tenant does agree, however, to pay when due, and to save Landlord harmless therefrom, any and all charges caused by Tenant's use of the municipal water and/or sewer system, provided that such service is separately metered for the Leased Premises. Tenant further agrees to pay when due, and save Landlord harmless therefrom, any and all charges as may be levied against the Leased Premises for the use of electrical or gas service, provided such services are separately metered to the Leased Premises.

         10. CHARACTER OF OCCUPANCY. Tenant agrees that the Leased Premises shall be used for its business of processing mercury-containing lamps, mercury waste storage, mercury waste retorting, universal waste storage, PCB ballast storage, and other businesses consistent with zoning for the Leased Premises, or other use approved by Landlord, such approval not to be unreasonably withheld. Tenant agrees that the Leased Premises shall be used and occupied in a careful, safe and proper manner, and that no waste will be committed or permitted thereon, or any damage done to said premises. Tenant agrees that it will not conduct nor permit any act, nor keep on said premises any property which may be contrary to, or in violation of, any law or ordinance of the United States, the State of Wisconsin, or the County of Racine, or any municipality in which the Leased Premises are located. Landlord acknowledges that the Leased Premises shall be used for processing mercury-containing lamps, mercury waste storage, mercury waste retorting, universal waste storage, PCB ballast storage.

         11. ALTERATIONS AND IMPROVEMENTS. Tenant agrees that it will make no alterations in, additions or improvements to the Leased Premises without first obtaining Landlord's written consent; provided, however, that Tenant may make non-structural changes to the Leased Premises in an aggregate amount of $50,000 per year without the Landlord's consent. All improvements or alterations made by Tenant which become a part of the Leased Premises shall belong to Landlord upon the termination of this Lease, unless Landlord and Tenant shall have agreed to the contrary in writing at the time the improvement or alteration is made. In the event Tenant is to remove the alteration or improvement, it must do so at its own expense and restore the Leased Premises to the same condition as it was in before making such alterations and improvements, reasonable wear and tear excepted. Tenant agrees it will save Landlord harmless from and against all expenses, liens, claims or damages to either property or persons which arise by reason of making alterations or improvements to the Leased Premises.

         12. INSURANCE. Tenant shall at all times, during the term of this Lease keep the Leased Premises insured for liability to anyone for bodily injury, property damage, personal injury and advertising injury in the sum of at least $1,000,000 in the aggregate. In addition, Tenant shall keep in force pollution legal liability insurance in the sum of at least $5,000,000 for pollution caused by Tenant on the Leased Premises. In both cases, the Landlord shall be named as an additional insured, and Tenant shall deliver certificates of such insurance to Landlord, with a provision that the insurer shall undertake to give Landlord notification of cancellation of such insurance at least thirty (30) days prior to such cancellation. Tenant shall also provide Landlord with a copy of the policies.

         Landlord shall at all times and its expense maintain a policy of fire and all risk coverage insurance for the full insurable replacement value of all real property improvements on the Leased Premises, including an endorsement for Building Ordinance Coverage in the amount of $250,000, or higher amount if Tenant agrees to pay the additional premium. Tenant shall insure at its expense its own property and leasehold improvements.

         Anything in this Lease to the contrary notwithstanding, it is agreed that each party (the "Releasing Party") hereby releases the other party (the "Released Party") from liability, including liability for negligence, which the Released Party would, but for this Section, have had to the Releasing Party during the term of this Lease resulting from the occurrence of any accident or casualty:

         (1) which is normally covered by fire and all risk coverage policy (irrespective of whether such coverage is being carried by the Releasing Party); or

         (2) which is covered by any other property insurance being carried by the Releasing Party at the time of such occurrence.

         If any insurance policy required by this Lease cannot be obtained with a waiver of subrogation endorsement, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall then have a period of thirty (30) days after notice either to place the insurance with a company which is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation without additional cost, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

         13. REPAIR. Landlord agrees to maintain and repair the exterior of the Buildings, and all exterior areas adjacent thereto and owned by Landlord.

         Landlord further agrees to maintain and repair the mechanical systems of the Leased Premises including major plumbing, heating, cooling, glass replacement, roof leaks, structural repairs, and parking lots and driving lanes. Tenant is responsible for standard daily maintenance procedures, i.e. leaking pipe fittings, filter changes, etc., and all other maintenance necessitated by either the intentional wrongdoing of Tenant or Tenant's agents and employees. If Landlord defaults in its obligations hereunder, and such default continues for a period of ten (10) days after written notice thereof by Tenant, then Tenant shall have the right to perform such repair or maintenance and deduct the cost thereof from its Rent as it comes due. If Tenant defaults in its obligations hereunder, and such default continues for a period of ten (10) days after written notice thereof by Landlord, then Landlord shall have the right to perform such repair or maintenance and charge the Tenant for Landlord's actual cost in doing so. Landlord's repair obligations shall not extend to additional heating and cooling equipment installed by Tenant.

         Tenant agrees to return the Leased Premises to Landlord upon the termination of this Lease, in the same condition of repair as at the completion of Landlord's Work, normal wear and tear, damage by casualty occurrence, and the obligations of Landlord herein excepted.

         14. SIGNS AND SITE ADVERTISING. Except as may be otherwise agreed by Landlord, in writing, Tenant shall be permitted only one exterior sign advertising Tenant's business. Such a sign shall be placed upon that exterior portion of the Leased Premises designated by Landlord. The purpose of this clause is to maintain a uniform exterior appearance to the Leased Premises.

         15. ASSIGNMENTS AND SUBLETTING. The Tenant may not assign this Lease or sublet the Leased Premises without the prior written consent of the Landlord, which consent, however, shall not be unreasonably withheld or delayed. Upon any such subletting or assignment, the Tenant shall remain liable for all rents and obligations payable hereunder, and the performance of all of its obligations hereunder. Notwithstanding the foregoing, if Tenant assigns the lease to a party who (a) as of the date of the assignment has a net worth at least equal to Tenant's as of the date of such assignment (as verified by an independent certified public accountant) and (b) assumes all of the obligations of Tenant hereunder as of the date of the assignment, then Landlord shall release the assigning Tenant from any and all obligations arising under the Lease from and after the date of the assignment.

         16. TERMINATION BY INSOLVENCY. It is further agreed between the parties hereto that if the Tenant shall be declared insolvent or adjudicated a bankrupt, or if the Tenant shall make an assignment for the benefit of creditors or otherwise, or if the Tenant's leasehold interest shall be sold under execution or if a Trustee in bankruptcy or a receiver be appointed for the Tenant, whether under the operation of Federal or of state statutes, and any of the foregoing have not been set aside within ninety (90) days from its occurrence, then, and in any of said cases the Landlord without prejudice to the rights of the Landlord hereunder, at the option of the Landlord, immediately and without notice to the Tenant or any assignee, transferee, receiver, trustee, or any other person or persons, may terminate this Lease and immediately retake possession of the Leased Premises, using such legal proceedings as are available under Wisconsin law.

         17. DEFAULT. In the event of default by Tenant not remedied under the provisions of this Section, Landlord shall have the right to: (1) declare the Lease at an end and terminate it; (2) sue for the Rent due under the Lease; (3) sue for any damages sustained by the Landlord; (4) continue the Lease in effect and relet the Leased Premises on such terms and conditions as the Landlord may deem commercially reasonable with the Tenant remaining liable for the monthly Rent plus the reasonable cost of obtaining possession of the Leased Premises and any repair or alterations necessary to prepare the Leased Premises for reletting; less the rentals received from such reletting, if any (5) resort to any and all legal remedies or combinations of remedies which the Landlord may desire to assert.

         No action of either the Tenant or the Landlord shall be construed as an election to terminate the Lease unless written notice of such intention be given to the other party. In the event of default, the prevailing party shall be entitled to reasonable attorney's fee and other costs and expenses incurred in enforcing the obligations under this Lease.

         No default shall be declared hereunder until the expiration of the following cure periods: (1) In the case of an obligation involving the payment of money, fifteen (15) days after notice of such default; and (2) in the case of any other obligation, thirty (30) days after notice of such default; provided, however, that if the default is of such a nature as to reasonably require more than thirty (30) days to cure, then such cure period shall be extended for a reasonable period of time required to complete such cure, providing the defaulting party has within the thirty (30) day period commenced such cure and thereafter has diligently prosecuted such cure to completion.

         18. LOSS OR DAMAGE TO TENANT'S PROPERTY. All personal property of any kind or description in the Leased Premises shall be held at Tenant's own risk, and Landlord shall not be liable for any damage suffered by Tenant's business, provided that such loss or damage was not caused by the negligence or intentional wrongful act of Landlord, or Landlord's agents and employees.

         19. PAYMENTS AFTER TERMINATION. No payment of money by Tenant to Landlord after the termination of this Lease, in any manner or after the giving of any notice (other than a demand for the payment of money) by the Landlord to Tenant, shall reinstate, continue or extend the term of this Lease. The Original Term shall be extended only by the provision of the notice required in Section
3. The acceptance by Landlord of
one month's rent for the first month after the expiration or termination of this Lease shall constitute a renewal for a period of one month only and each subsequent acceptance of month's rent shall constitute a further renewal for one month only.

         20. FIRE CLAUSE. If the Leased Premises shall be so damaged by fire, lightning, tornado or similar catastrophe so as to render the Leased Premises untenantable to the Tenant in whole or in part and the damage is so great that the Leased Premises cannot be rebuilt within one hundred eighty (180) days, then Landlord and Tenant, at either's option, may terminate this Lease, and Tenant shall pay Rent only up to the time the Leased Premises became untenantable, and shall then surrender the Leased Premises to Landlord. If the Leased Premises can be made tenantable to this Tenant within one hundred eighty (180) days, Landlord shall proceed to do so, and Tenant's Rent shall abate during the period the Leased Premises are untenantable.

         21. RIGHT OF ENTRY. The Landlord with prospective tenants shall have the right to enter the Leased Premises during the ninety (90) day period next prior to the expiration of the Term hereof, and during said period shall have the right to place on the Leased Premises signs advertising the Leased Premises for rent or lease; and Landlord at any time during the Term shall have the right, upon reasonable advance notice to Tenant, to enter upon the Premises to inspect the same and perform its obligations hereunder.

         22. WAIVERS. No waiver of any conditions or covenant of this Lease by either party hereto shall be deemed to imply or constitute a further waiver by such party of any other condition or covenant of said Lease.

         23. MUTUAL INDEMNIFICATION. Landlord and Tenant agree to indemnify and save, protect and keep harmless each other from every and all cost, loss, damage, liability, expense, penalty, and fine whatsoever, which may arise from or be claimed by any person or persons for any injuries to person or property, or damage of whatever kind of character arising from the negligence or intentional wrongdoing of the indemnifying party or the agents and employees of the indemnifying party.

         Landlord and Tenant shall each comply and conform with all laws, statutes, ordinances and regulations of the United States, the State of Wisconsin, the County of Racine, and the municipality in which the Leased Premises are situated, now and for all times hereafter that this Lease is in effect; if any suits or proceedings are brought against Landlord or Tenant on account of any alleged violation of any law, statute, ordinance or regulation by such party, or an account of negligence or intentional wrongdoing by such party or the agent or employee of such party, the party in violation will defend the same and pay whatever judgments may be recovered on account thereof.

         Notwithstanding anything to the contrary contained in this Lease, if Tenant is for any reason precluded from operating its business in the Leased Premises due to any applicable laws, statutes, ordinances and regulations of the United States, the State of Wisconsin, the County of Racine, and the municipality in which the Leased Premises are situated, Tenant shall have the right to terminate this Lease upon ninety (90) days prior written notice to Landlord, and during the period Tenant is precluded from such operation, all Rent shall abate. If Tenant elects to terminate this Lease for this reason during the Original Term, Tenant shall reimburse Landlord for its actual costs of construction of Landlord's Work, amortized on a monthly basis over the ten-year life of the Original Term. The Original Term shall not terminate hereunder, however, until Tenant shall have complied with Section 29(e) hereof.

         24. OUTSIDE STORAGE. Any outside storage by Tenant shall be approved in advance by Landlord and must be maintained in an orderly fashion.

         25. LAWN CARE AND SNOW REMOVAL. All lawn care shall be performed by Landlord. Snow removal shall be the responsibility of Tenant.

         26. OPTION TO PURCHASE. Tenant shall have the option (the "Purchase Option") to purchase the Leased Premises for its Fair Market Value (as determined pursuant to Section 26 hereof), by giving written notice of the exercise of such Purchase Option at any time during the Term but no later than one hundred eighty (180) days prior to the expiration of the Original Term or of any Extended Term of this Lease if Tenant has not exercised its option to extend the Term of the Lease, the purchase to occur on a date specified by Tenant which shall be no more than 90 days after the determination of the purchase price as provided herein. Upon the giving of such notice, the parties shall proceed to determine the Fair Market Value in accordance with Section 26 hereof, and Landlord shall deliver to Tenant an ALTA commitment for title insurance and an ALTA survey of the Leased Premises, certified to Tenant as of a current date. Tenant shall have ten (10) business days to review such title commitment and survey and make objections to title and survey matters. Any objections not made in writing shall be deemed to be waived. If objections are so made, Seller shall be allowed thirty (30) days in which to satisfy Tenant's objections. Seller agrees to use due diligence in connection with any effort to satisfy Seller's objections to title. If such objections are not satisfied within thirty (30) days from the date of such written objections, this Agreement shall become null and void at the option of Buyer. If Buyer elects to proceed to closing despite such defect, Buyer shall be deemed to have waived such objection provided Seller has used due diligence in attempting to cure such defect; provided, however, that Buyer shall have the right to satisfy any liens in an ascertainable amount by payment of such amount and deduction of the amount of such payment from the purchase price. At closing, Seller shall execute all affidavits and other documents required by the title company to eliminate all of the standard or preprinted exceptions in the commitment, and shall deliver fee title to the Leased Premises by warranty deed, free and clear of all liens and encumbrances except those shown on the title commitment and not objected to by Buyer. Seller shall take all necessary steps to subdivide the Leased Premises so as to be able to convey it separate and apart from the balance of the Landlord's land.

         27. FAIR MARKET VALUE. For purposes of Section 26 hereof, Fair Market Value shall be determined as follows:

         (a) Fair Market Value shall mean the amount that a willing buyer would pay, and a willing seller would accept, in arm's length bona fide negotiations, assuming such buyer to be a prudent person willing to buy but being under no compulsion to do so and assuming the seller to be a prudent person willing to sell but being under no compulsion to do so, and assuming the Leased Premises is unencumbered by the Lease.

         (b) Tenant shall specify in its notice of exercise of the Purchase Option Tenant's opinion as to Fair Market Value. Landlord shall be deemed to have agreed with Tenant's opinion of Fair Market Value unless within fifteen (15) business days after Tenant has delivered its notice of exercise of the Purchase Option, Landlord shall have notified Tenant of its disagreement with Tenant's opinion.

         (c) If Landlord notifies Tenant of its disagreement with Tenant's opinion as to Fair Market Value, then within ten (10) business days after Landlord's notice, Landlord and Tenant shall each appoint a Qualified Appraiser to determine the Fair Market Value, by written notice to the other party given within such period. If only one party appoints a Qualified Appraiser within such time period, then the lone Qualified Appraiser shall within twenty (20) business days render his or her opinion as to Fair Market Value and notify both parties of such opinion. If two Qualified Appraisers are appointed, they shall meet and attempt to agree upon the Fair Market Value within twenty (20) business days. If the two Qualified Appraisers cannot reach agreement as to Fair Market Value, then the two Qualified Appraisers shall jointly appoint a third Qualified Appraiser. If the two Qualified Appraisers cannot agree upon a third Qualified Appraiser, then either party may apply to the court of general jurisdiction in Racine County, Wisconsin, for the appointment of the third Qualified Appraiser. The decision of any two Qualified Appraisers shall constitute the Fair Market Value. If no two Qualified Appraisers agree as to Fair Market Value, then the average of the two Qualified Appraisers closest to each other shall constitute the Fair Market Value. Landlord and Tenant shall be conclusively bound by the determination of Fair Market Value pursuant to this Section 26.

         (d) A "Qualified Appraiser" is an MAI appraiser having at least five (5) years of commercial/industrial real estate appraisal experience in the Burlington-Franklin-Sturdevant-Bristol, Wisconsin area. Each party shall pay the cost of the Qualified Appraiser appointed by it, and the parties shall share equally the cost of the third Qualified Appraiser, if any.

         28. BUILDING C -- RIGHTS OF FIRST REFUSAL.

         Landlord hereby grants to Tenant the rights to purchase and lease Building C upon the terms and conditions set forth herein.

                  (a) RIGHT OF FIRST REFUSAL (PURCHASE). Landlord agrees that in the event it receives an offer (the "Purchase Offer") to purchase Building C at any time during the term of this Lease, which the Landlord intends to accept, or which the Landlord does accept, then the Landlord shall give notice of such Purchase Offer, in the manner hereafter provided, to the Tenant and shall submit with the notice a copy of such Purchase Offer. The Purchase Offer must contain all of the essential terms of sale sufficient to create a legally binding sale contract. At the same time, the Landlord shall submit to the Tenant an offer in the form of a purchase agreement (the "Tenant Agreement") signed by the Landlord, as seller, and showing the Tenant, as buyer, and containing the same terms, conditions and purchase price as the Purchase Offer. (The notice of sale, the Purchase Offer, and the Tenant Agreement are herein collectively referred to as the "Sale Notice".)

                  i) The Tenant shall be allowed ten (10) business days following the receipt of the Sale Notice (the "First Refusal Period") in which to agree to purchase pursuant to the Tenant Agreement.

                  ii) The Tenant shall give notice to the Landlord of its intent to purchase by executing the Tenant Agreement and returning it to the Landlord, together with such earnest money as may be specified in the Tenant Agreement (consistent with the Purchase Offer) within the First Refusal Period.

                  iii) In the event the Tenant does not give such notice within the First Refusal Period, then Landlord may sell Building C on the same terms as contained in the Tenant Agreement for a period of one hundred twenty
                           (120) days after the date of expiration of the First Refusal Period, and if such sale is consummated within such period and is pursuant to a bona fide, arms'-length contract, then Tenant's rights under this Section 3 shall terminate without further act or notice. If such sale is other than a bona fide, arms'-length contract, then Tenant's rights under this Section 3 shall continue notwithstanding such sale.

                  iv) In the event Landlord does not sell Building C on the terms contained in the Tenant Agreement within one hundred twenty (120) days after the date of the expiration of the First Refusal Period, then Tenant's rights under this Agreement shall continue in full force and effect.

                  (b) RIGHT OF FIRST REFUSAL (LEASE). Landlord agrees that in the event it receives an offer (" Lease Offer") from any third party at any time during the Term of this Lease, to lease Building C, or any portion thereof, which the Landlord intends to accept, or which the Landlord does accept, then the Landlord shall give notice of such Lease Offer to the Tenant, in the manner hereafter provided. The Lease Offer must contain all of the essential terms of lease sufficient to create a legally binding lease contract. At the same time, the Landlord shall submit to the

         Tenant an offer in the form of an amendment to this Lease ("Amendment to Lease") signed by the Landlord, as lessor, reciting the amendment of this Lease to include Building C as a part of the Premises, but as to Building C containing the same economic terms and conditions as the Lease Offer and Third Party Lease (the notice of lease, Lease Offer, and the Tenant Lease are herein collectively referred to as the "Lease Notice").

                  (1) The Tenant shall be allowed ten (10) business days following the receipt of the Lease Notice (the "First Refusal Period") in which to agree to lease Building C, or any portion thereof, as hereinafter provided.

                  (2) The Tenant shall give notice to the Landlord of its intent to lease Building C by executing the Tenant Lease and returning it to the Landlord, together with such lease deposits as may be specified in the Tenant Lease (consistent with the Lease Offer), within the First Refusal Period.

                  (3) In the event the Tenant does not give such notice within the First Refusal Period, then Landlord shall be free for a period of one hundred twenty (120) days after the expiration of the First Refusal Period to enter into the Third Party Lease on the same terms as contained in the Tenant Lease (except for the use clause, which shall be as contained in the Lease Offer).

                  (4) In the event Landlord does not lease Building C as provided in (3) above within one hundred twenty (120) days after the date of the expiration of the First Refusal Period, then Tenant's rights with respect to the Lease Offer shall continue in full force and effect and Landlord shall again follow the procedures outlined above before executing a lease pursuant to the Lease Offer.

                  (5) Tenant shall again have the right of first refusal under this Section 4 as to any proposed lease transaction subsequent to Landlord's execution of any lease executed in compliance with the provisions of this Section 28.

         29. ENVIRONMENTAL.

         (a) Definitions The following terms used in this Section are defined as follows:

         i) "Environmental Laws" is defined as any and all federal, state and local laws, regulations, ordinances, codes, standards or criteria, orders or decrees of any jurisdiction where the Premises are located pertaining to the pollution of or protection of the environment as now or at any time hereafter in effect including but not limited to those related to the air, water, noise, odor, pesticides, land, soil, hazardous or toxic substances and wastes and specifically including, but not limited to, the Comprehensive Environmental Response and Liability Act ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Resource Conservation and Recovery Act, as amended ("RCRA"); Clean Air Act; Clean Water Act; and the Toxic Substances Control Act.

         ii) "Regulated Substances" is defined as toxic, radioactive or hazardous substances or wastes, pollutants or contaminants including but not limited to asbestos, urea formaldehyde; the group of organic compounds known as polychlorinated biphenyls; petroleum products including gasoline, fuel oil, crude oil and the various constituents of such products; and any substance or material whose generation, storage, treatment, handling, release or disposal is regulated by the Environmental Laws.

                  (b) Original Environmental Report. The Leased Premises has had a Phase I Environmental Site Assessment (the "Original Environmental Report"), dated August 23, 1994, a true and complete copy of which has been furnished to Tenant.

                  (c) Landlord Compliance. If a Regulated Substance is found at any time or times to exist in, on or under the Leased Premises (unless introduced by Tenant or any of its agents, employees, contractors or invitees), Landlord shall promptly comply with any reporting requirements of any Environmental Laws and shall, at its sole cost and expense, remove and dispose of such Regulated Substances to the extent required by any Environmental Laws. All of the foregoing shall be completed in accordance with any Environmental Laws and shall be completed so as to minimize any interference with any business operations by Tenant at the Leased Premises. Landlord will indemnify and hold harmless Tenant from any losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees) which Tenant may suffer or incur as a result of the presence or introduction into or onto the Leased Premises or any part thereof of any underground storage tanks (and any leakage or contamination from such tanks) or any Regulated Substances, unless introduced by Tenant or any of its agents, employees, contractors or invitees, or as a result of Landlord's violation of any Environmental Law during the Term.

                  (d) Tenant Compliance. Tenant will conduct its business and operations on the Leased Premises in compliance with all Environmental Laws. In the event any Regulated Substance is brought or caused to be brought into or onto the Leased Premises by Tenant or any of its agents, employees, contractors or invitees, it shall be done in compliance with Environmental Laws. Tenant will indemnify and hold harmless Landlord from any losses, liabilities, damages, costs, or expenses (including reasonable attorneys' fees) which Landlord may suffer or incur as a result of the introduction into or onto the Leased Premises of any Regulated Substance by Tenant or Tenant's subtenants, agents or contractors, or as a result of Tenant's violation of any Environmental Law during the Term.

                  (e) Termination Environmental Report. At the termination of the Lease (unless Tenant has elected to purchase the Leased Premises), Tenant shall cause to be conducted a Phase I Environmental Site Assessment (the "Termination Environmental Report") by a reputable Wisconsin environmental engineer or consultant. Tenant shall remediate any contamination caused by Regulated Substances due to Tenant's occupancy of the Leased Premises.

         30. WHO BOUND; AUTHORITY TO EXECUTE. All terms, covenants and conditions hereof shall be binding upon the respective parties, their successors and assigns. The corporate parties represent their boards of directors have approved the execution of this Lease and that the respective officers who executed the same have the power and authority to do so.

         31. MEMORANDUM OF LEASE. Landlord and Tenant agree that neither shall record this Lease; provided, however, that the parties hereto agree that each will promptly after the commencement date of this Lease execute, acknowledge and deliver a memorandum of lease, in recordable form, specifying the parties hereto, the Premises, and the Term hereof, and reciting the existence of the options to extend the term and to purchase contained herein. The Memorandum of Lease shall be in substantially the form of Exhibit E attached hereto. This Memorandum of Lease shall be recorded, and recording and like charges shall be paid for by Tenant.

         32. SECURITY DEPOSIT. Tenant shall at the commencement of the Term deposit with Landlord the sum of $9,250 as a "Security Deposit" on the understanding: (a) that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof; and (d) that if Tenant shall faithfully perform all of the covenants and agreements in this Lease contained on the part of Tenant to be performed, the Security Deposit, or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Original Term. Landlord acknowledges that Landlord already holds the sum of $3,250 as a deposit under the Original Lease, which shall be applied to the $9,250 due as a Security Deposit, so that the actual amount due hereunder shall be $6,000; but the total $9,250 Security Deposit shall be returned at the end of the Original Term.

         IN WITNESS WHEREOF, the undersigned parties have hereto executed this Lease this 15th day of July, 1997.

                                      DURAND PROPERTIES

                                      By /s/ Wally Haag
                                         -------------------------------------
                                      Its Owner

                                      MERCURY WASTE SOLUTIONS, INC.

                                      By /s/ Bradley J. Buscher
                                         -------------------------------------
                                      Its Chairman - CEO

                                    EXHIBIT A

                         (LEGAL DESCRIPTION OF THE LAND)

PARCEL NO. 2

         A tract of land in the Northeast 1/4 and the Southeast 1/4 of the Northeast 1/4 of Section 36, Town 3 North, Range 20 East, in the Town of Dover, County of Racine, State of Wisconsin, bounded and described as follows:

         Commence at the East 1/4 corner of said Section; thence South 87 degrees 51 minutes 20 seconds West for a distance of 1329.80 feet, along the South line of said 1/4 Section, to the point of beginning; thence North 01 degrees 38 minutes 05 seconds West for a distance of 1076.28 feet, along the West line of the East 1/2 of said 1/4 Section, to a point; thence North 87 degrees 51 minutes 20 seconds West for a distance of 153.61 feet, to a point; thence North 01 degrees 38 minutes 05 seconds West for a 620.88 feet, to a point; thence South 89 degrees 53 minutes 38 seconds East for a distance of
361.56 feet, along the existing centerline of S.T.H. "11", to a point; thence South 01 degrees 38 minutes 05 seconds East for a distance of 1682.95 feet, to a point; thence South 87 degrees 51 minutes 20 seconds West for a distance of
515.02 feet, along the South line of said 1/4 Section, to the point of beginning.

         Reserving the Northerly 33.00 feet for public road purposes.

         Contains 17.817 acres of land.



                                            Tax ID #51-006-03-20-36-031-000

                                    EXHIBIT B

                                 (SITE DRAWING)

                                    EXHIBIT C

                                (LANDLORD'S WORK)

BUILDING B

Construct a 80' wide X 125' long X 18' eve height building addition matching existing construction. Included:

         a.       all concrete work
         b.       loading docks
         c.       insulated masonry 8'8" high on east and west walls
         d.       metal building, insulation, gutters and down spouts
         e.       interior and exterior lighting
         f.       overhead doors and service doors
         g.       heating system and 110 volt wiring at all building columns
         h.       gravel parking areas

Construct a 20' wide X 26' long X 10' insulated metal building between buildings A & B.

Not included are special curbing and ramps for permitted storage area or any interior walls.

The above work to be completed in conformance with the Drawings and Specifications prepared by Korsunsky Krank Erickson Architects, Inc., issued 4/21/97 and Conditional Use Permit issued 4/23/97. Drawings and Specifications depicting the improvements to Building B are C-1 - Site Plan, A-1 - Floor Plan, and A-2 - Exterior Elevations.

BUILDING A

         Remaining remodeling to building to be completed as follows:

         a.       change roof line on north end of building to match building B
         b.       add split face block to north and east walls to match
                  building B
         c.       metal siding and insulation on remaining sides of building
         d. insulate interior of roof with 6" fiberglass WMP-10 or equal to match building B
         e.       ROOF DECK INSULATION
                  Products:     Owens Corning FLAME SPREAD 25 batt insulation or
                                equal with W-PSK (white
                                polypropylene-skrim-kraft) facing. Provide units in width necessary to span existing on-center joist spacing in either R-19 or R-30 thickness necessary to completely fill joist depth.
                                Insulation shall comply with property
                                requirements of ASTM C665, Type II, Class A.

                                Provide polypropylene tape to seal lap seam at
                                each joist sealing all gaps between lapped
                                facings to ensure continuous vapor barrier.
         f.       EXPOSED WOOD BOW TRUSS FINISHING
                  Products:     Sherwin Williams or equal WALL AND WOOD PRIMER
                                and WATERBORNE ACRYLIC DRYFALL PAINT.
                  Installation: Pressure clean wood bow trusses and allow to dry as required by paint manufacturer. Apply one (1) coat primer and one (1) coat dry fall paint to all truss surfaces.

                                    EXHIBIT D

                              (MEMORANDUM OF LEASE)

                               MEMORANDUM OF LEASE

         THIS MEMORANDUM, dated as of this 28th day of July, 1997, is executed and recorded by Wally Haag, dba Durand Properties, ("Landlord"), and Mercury Waste Solutions, Inc., a Minnesota corporation ("Tenant"), for the purpose of giving record notice of the existence of a lease affecting that certain real property (the "Premises") located in the County of Racine, State of Wisconsin, a portion of the land legally described on Exhibit A attached hereto and made a part hereof, and improvements thereon. The portion of the land subject to the Lease is depicted on a site drawing attached hereto as Exhibit B, and consists of Buildings A, B and C and the easement areas shown on said Exhibit B. Building A and B and the easement area comprise the Premises; Building C is subject to a right of first refusal as further described herein.

         The instrument referred to above which is the subject of this Memorandum is a Lease (the "Lease"), dated June 1, 1997, whereby Landlord has leased the Premises to Tenant for a period of ten (10) years commencing on June 1, 1997, and terminating on May 31, 2007.

         The Lease grants to Tenant the option to lease the Premises for four
(4) additional period of five (5) years each.

         The Lease further grants to Tenant the option to purchase the Premises at its fair market value as of the end of the Original Term of 10 years or as of the end of any Extended Term.

         The Lease further grants to Tenant a right of first refusal to lease or buy Building C.

         This Memorandum is executed and is to be filed for record for the purpose of giving notice of the existence of the Lease. Reference is made to the Lease for the full description of the rights and duties of the parties thereto, and this Memorandum shall in no way limit, expand or affect the terms and conditions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the 28th day of July, 1997.


                                          /s/ Wally W. Haag
                                          --------------------------------------
                                          Wally Haag, dba Durand Properties

                                          MERCURY WASTE SOLUTIONS, INC.


                                          By /s/ Bradley J. Buscher
                                             -----------------------------------
                                          Its Chairman and CEO
                                             -----------------------------------


STATE OF WISCONSIN )
                   ) ss
COUNTY OF RACINE   )

         The foregoing instrument was acknowledged before me this 28th day of July, 1997, by Wally Haag, dba Durand Properties.

                                    /s/ Karen Badtke
                                    --------------------------------------------
                                    Notary Public


STATE OF _________ )
                   ) ss
COUNTY OF ________ )

         The foregoing instrument was acknowledged before me this 28th day of July, 1997, by Brad J. Buscher, the Chairman/CEO of Mercury Waste Solutions, Inc., a Minnesota corporation.

                                    --------------------------------------------
                                    Notary Public

                                    EXHIBIT A

                               (LEGAL DESCRIPTION)

PARCEL NO. 2

         A tract of land in the Northeast 1/4 and the Southeast 1/4 of the Northeast 1/4 of Section 36, Town 3 North, Range 20 East, in the Town of Dover, County of Racine, State of Wisconsin, bounded and described as follows:

         Commence at the East 1/4 corner of said Section; thence South 87 degrees 51 minutes 20 seconds West for a distance of 1329.80 feet, along the South line of said 1/4 Section, to the point of beginning; thence North 01 degrees 38 minutes 05 seconds West for a distance of 1076.28 feet, along the West line of the East 1/2 of said 1/4 Section, to a point; thence North 87 degrees 51 minutes 20 seconds West for a distance of 153.61 feet, to a point; thence North 01 degrees 38 minutes 05 seconds West for a 620.88 feet, to a point; thence South 89 degrees 53 minutes 38 seconds East for a distance of
361.56 feet, along the existing centerline of S.T.H. "11", to a point; thence South 01 degrees 38 minutes 05 seconds East for a distance of 1682.95 feet, to a point; thence South 87 degrees 51 minutes 20 seconds West for a distance of
515.02 feet, along the South line of said 1/4 Section, to the point of beginning.

         Reserving the Northerly 33.00 feet for public road purposes.

         Contains 17.817 acres of land.



                                                 Tax ID #51-006-03-20-36-031-000

                                    EXHIBIT B

                        (SITE DRAWING OF LEASED PREMISES)






INSTRUMENT DRAFTED BY:
Briggs and Morgan, P.A. (JEN)
2400 IDS Center
Minneapolis, MN 55402